Exhibit 10.3
$350,000,000
HARBINGER GROUP INC.
10.625% Senior Secured Notes due 2015
PURCHASE AGREEMENT
November 5, 2010
Credit Suisse Securities (USA) LLC
Goldman, Sachs & Co.,
  As Representatives of the Several Purchasers (the “Representatives”),

c/o	Credit Suisse Securities (USA) LLC Eleven Madison Avenue, New York, N.Y. 10010-3629 Goldman, Sachs & Co. 200 West Street, New York, N.Y. 10282-2198
Dear Sirs:
1. Introductory. Harbinger Group Inc., a Delaware corporation (the “Company”), agrees with the several initial purchasers named in Schedule A hereto (the “Purchasers”) subject to the terms and conditions stated herein, to issue and sell to the several Purchasers U.S.$350,000,000 principal amount of its 10.625% Senior Secured Notes due 2015 (the “Offered Securities”) to be issued under an indenture, dated as of November 15, 2010 (the “Indenture”), between the Company and Wells Fargo Bank, National Association, as Trustee.
On the Closing Date (as defined below), the Company will enter into an escrow and security agreement (the “Escrow Agreement”) with Wells Fargo Bank, National Association, as escrow and security agent (the “Escrow Agent”), pursuant to which the Company will deposit into an account pledged to the Trustee (the “Escrow Account”) the proceeds of the offering of the Offered Securities, together with an additional amount, in cash (collectively with any other property from time to time held by the Escrow Agent, the “Escrowed Property”), sufficient to redeem the Offered Securities at a redemption price (the “Special Redemption Price”) equal to the original issue price of the Offered Securities, plus accrued yield (calculated pursuant to the terms of the Indenture) and accrued and unpaid interest on the Offered Securities through April 7, 2011. Upon the satisfaction of certain conditions set forth in the Indenture as described in the General Disclosure Package (as defined below) and the Escrow Agreement (the “Escrow Conditions”), the Escrowed Property will be released to the Company (the “Escrow Release Date”). On or before the Escrow Release Date, the Company will acquire good and marketable title to at least 27,756,905 shares of common stock, $0.01 par value per share, of Spectrum Brands Holdings, Inc. (“Spectrum”) (as adjusted to reflect fully the appropriate effect of any stock split, reverse stock split, stock dividend (including any dividend or distribution of securities convertible into or exchangeable for common stock of Spectrum), reorganization, recapitalization, reclassification or other similar change with respect to the common stock of Spectrum) currently owned by Harbinger Capital Partners Master Fund I, Ltd., Harbinger Capital Partners Special Situations Fund, L.P. and Global Opportunities Breakaway Ltd. (the “Holders”) and related assets, including all general intangibles under contracts (including without limitation, a registration rights agreement with respect to the shares of Spectrum common stock) that such Holders have with Spectrum (the “Acquisition”) pursuant to the Contribution and Exchange Agreement, dated as of September 10, 2010, by and among the Company and the Holders (as amended from time to time, the “Exchange Agreement”).

If the Escrow Conditions are not satisfied on or prior to the earlier of March 31, 2011 or such earlier date that the Directors of the Company determine that the Escrow Conditions will not be satisfied (the “Special Redemption Date”), the Company will be required pursuant to the terms of the Indenture and the Escrow Agreement to redeem the Offered Securities at the Special Redemption Price on the Special Redemption Date.
Following the satisfaction of the Escrow Conditions, the Offered Securities will be secured pursuant to a pledge and security agreement and a collateral trust agreement in the forms attached to the Indenture (the “Security Agreements”) by a first priority lien on all assets of the Company other than Excluded Property (as defined in the “Description of Notes” section of the Final Offering Circular referred to below) (the “Collateral”).
The holders of the Offered Securities will be entitled to the benefits of a Registration Rights Agreement dated as of the Closing Date between the Company and the Purchasers (the “Registration Rights Agreement”), pursuant to which the Company agrees to file a registration statement with the Commission registering the resale of the Offered Securities under the Securities Act.
The transactions described above are collectively referred to as the “Transactions.”
The Company hereby agrees with the several Purchasers as follows:
2. Representations and Warranties of the Company. The Company represents and warrants to, and agrees with, the several Purchasers that:
(a) Offering Circulars; Certain Defined Terms. The Company has prepared or will prepare a Preliminary Offering Circular and a Final Offering Circular.
For purposes of this Agreement:
“Applicable Time” means 2:40 P.M. (New York time) on the date of this Agreement.
“Closing Date” has the meaning set forth in Section 3 hereof.
“Collateral Trustee” is the collateral trustee as defined in the Indenture.
“Commission” means the Securities and Exchange Commission.
“Exchange Act” means the United States Securities Exchange Act of 1934, as amended.
“Final Offering Circular” means the final offering circular relating to the Offered Securities to be offered by the Purchasers that discloses the offering price and other final terms of the Offered Securities and is dated as of the date of this Agreement (even if finalized and issued subsequent to the date of this Agreement).
“Free Writing Communication” means a written communication (as such term is defined in Rule 405) that constitutes an offer to sell or a solicitation of an offer to buy the Offered Securities and is made by means other than the Preliminary Offering Circular or the Final Offering Circular.
“General Disclosure Package” means the Preliminary Offering Circular together with any Issuer Free Writing Communication existing at the Applicable Time and the information which is intended for general distribution to prospective investors, as evidenced by its being specified in Schedule B hereto.

“Issuer Free Writing Communication” means a Free Writing Communication prepared by or on behalf of the Company, used or referred to by the Company or containing a description of the final terms of the Offered Securities or of its offering, in the form retained in the Company’s records.
“Preliminary Offering Circular” means the preliminary offering circular, dated November 1, 2010, relating to the Offered Securities to be offered by the Purchasers.
“Rules and Regulations” means the rules and regulations of the Commission.
“Securities Act” means the United States Securities Act of 1933, as amended.
“Securities Laws” means, collectively, the Sarbanes-Oxley Act of 2002 (“Sarbanes-Oxley”), the Securities Act, the Exchange Act, the Rules and Regulations, the auditing principles, rules, standards and practices applicable to auditors of “issuers” (as defined in Sarbanes-Oxley) promulgated or approved by the Public Company Accounting Oversight Board and, as applicable, the rules of the New York Stock Exchange and the NASDAQ Stock Market (the “Exchange Rules”).
“subsidiary” of the Company, unless the context requires otherwise, means each entity that will be a subsidiary of the Company following the Escrow Release Date.
“Supplemental Marketing Material” means any Issuer Free Writing Communication other than any Issuer Free Writing Communication specified in Schedule B hereto. Supplemental Marketing Materials include, but are not limited to, the electronic Bloomberg roadshow slides and the accompanying audio recording.
Unless otherwise specified, a reference to a “rule” is to the indicated rule under the Securities Act.
(b) Disclosure. As of the date of this Agreement, the Final Offering Circular does not, and as of the Closing Date, the Final Offering Circular will not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. At the Applicable Time, neither (i) the General Disclosure Package, nor (ii) any individual Supplemental Marketing Material, when considered together with the General Disclosure Package, included, or will include, any untrue statement of a material fact or omitted, or will omit, to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding two sentences do not apply to statements in or omissions from the Preliminary or Final Offering Circular, the General Disclosure Package or any Supplemental Marketing Material based upon written information furnished to the Company by any Purchaser through the Representatives specifically for use therein, it being understood and agreed that the only such information is that described as such in Section 9(b) hereof. Except as disclosed in the General Disclosure Package, on the date of this Agreement, each of the Company’s and Spectrum Brands, Inc.’s Annual Reports on Form 10-K most recently filed with the Commission and all subsequent reports and all amendments thereto (collectively, the “Exchange Act Reports”) which have been filed by the Company, Spectrum and Spectrum Brands, Inc. (“SBI”) with the Commission pursuant to the Exchange Act and incorporated by reference in the Preliminary or Final Offering Circular do not include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. Such documents, when they were filed (and if amended or superseded by a filing prior to the date of this Agreement, then on the date such filing was so amended and superseded) with the Commission, conformed in all material respects to the requirements of the Exchange Act and the Rules and Regulations.
(c) Good Standing of the Company. The Company has been duly organized and is existing and in good standing under the laws of its jurisdiction of organization, with all necessary power and authority (corporate and other) to own its properties and conduct its business as described in the General Disclosure Package; and the Company is duly qualified to do business as a foreign corporation in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, except where the failure to be so qualified and in good standing could not reasonably be expected to have, individually or in the aggregate, a material adverse effect on the condition (financial or otherwise), results of operations, business, properties or prospects of the Company and its subsidiaries, including, without limitation, Spectrum and each of its subsidiaries that will be subsidiaries of the Company following the Escrow Release Date, taken as a whole (a “Material Adverse Effect”).

(d) Subsidiaries. Each Significant Subsidiary (as defined in Regulation S-X but including Spectrum for the avoidance of doubt) of the Company has been duly organized and is existing and in good standing under the laws of the jurisdiction of its organization, with all necessary power and authority (corporate and other) to own its properties and conduct its business as described in the General Disclosure Package; and each Significant Subsidiary of the Company is duly qualified to do business as a foreign corporation in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, except where the failure to be so qualified and in good standing could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect; all of the issued and outstanding capital stock of each Significant Subsidiary of the Company has been duly authorized and validly issued and is fully paid and nonassessable; and, as of the Escrow Release Date, the capital stock of each subsidiary owned by the Company, directly or through subsidiaries, is owned free from liens, encumbrances and defects, other than, in the case of Spectrum and its subsidiaries, liens securing SBI’s outstanding 9.500% senior secured notes due 2018 (the “9.5% Notes”), Permitted Liens as such term is defined in the Indenture, dated June 16, 2010, by and among SBI, the guarantor parties thereto and US Bank National Association, as trustee governing the 9.5% Notes, SBI’s $300 million senior secured asset-based revolving credit facility due 2014 and SBI’s $750 million senior secured term facility due 2016 (“Spectrum Liens”).
(e) Corporate Structure. The entities listed on Schedule C hereto are the only subsidiaries, direct or indirect, of the Company on the date hereof and immediately upon the release of the Escrow Property on the Escrow Release Date.
(f) Indenture; Security Interests. The Indenture has been duly authorized; the Offered Securities have been duly authorized; and assuming the due authorization, execution and delivery of the Indenture and the authentication of the Offered Securities, in each case by the Trustee, when the Offered Securities are delivered and paid for pursuant to this Agreement on the Closing Date, the Indenture will have been duly executed and delivered by the Company, such Offered Securities will have been duly executed, issued and delivered by the Company and will conform in all material respects to the description of the Indenture and such Offered Securities contained in the General Disclosure Package and the Final Offering Circular and the Indenture and such Offered Securities will constitute valid and legally binding obligations of the Company, enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles and the discretion of any court before which any proceeding therefore may be brought (the “Bankruptcy Exceptions”) and entitled to the benefits and security provided by the Indenture.
(g) Security Agreements. Each Security Agreement has been duly authorized and, as of the Escrow Release Date, will have been duly executed and delivered by the Company, will conform in all material respects to the description thereof in the General Disclosure Package and will constitute valid and legally binding obligations of the Company, enforceable in accordance with their terms, subject to the Bankruptcy Exceptions and will create valid, perfected liens in the Collateral subject to no prior liens (other than the Spectrum Liens).
(h) Escrow Agreement. The Escrow Agreement has been duly authorized by the Company. Assuming the due authorization, execution and delivery of the Escrow Agreement by the Escrow Agent, the Escrow Agreement will have been duly executed and delivered and will constitute a valid and legally binding obligation of the Company, enforceable in accordance with its terms, subject to the Bankruptcy Exceptions and will create valid, perfected liens in the Escrowed Property subject to no prior liens.

(i) Trust Indenture Act. On the Closing Date, the Indenture will conform in all material respects to the requirements of the United States Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), and the rules and regulations of the Commission applicable to an indenture which is qualified thereunder.
(j) No Finder’s Fee. Except as disclosed in the General Disclosure Package, there are no contracts, agreements or understandings between the Company and any person other than the Purchasers that would give rise to a valid claim against the Company or any Purchaser for a brokerage commission, finder’s fee or other like payment in connection with the issuance and sale of the Offered Securities.
(k) Registration Rights Agreement. The Registration Rights Agreement has been duly authorized by the Company and, when the Offered Securities are delivered and paid for pursuant to this Agreement on the Closing Date, the Registration Rights Agreement will have been duly executed and delivered by the Company and will be a valid and legally binding obligation of the Company, enforceable in accordance with its terms, subject to the Bankruptcy Exceptions.
(l) Exchange Securities. On the Closing Date, the Exchange Securities will have been duly authorized by the Company; and when the Exchange Securities are issued, executed by the Company and authenticated by the Trustee in accordance with the terms of the Exchange Offer and the Indenture, the Exchange Securities will be entitled to the benefits of the Indenture and will be the valid and legally binding obligations of the Company, enforceable in accordance with their terms, subject to the Bankruptcy Exceptions.
(m) No Registration Rights. Except as disclosed in the General Disclosure Package, there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Securities Act with respect to any securities of the Company or to require the Company to include such securities with the Offered Securities registered pursuant to any Registration Statement.
(n) Absence of Further Requirements. Except as set forth in the General Disclosure Package and assuming the accuracy of, and compliance with, the representations, warranties and agreements of the Purchasers under Section 4 of this Agreement, and the compliance by the holders of the Offered Securities with the offering and transfer restrictions set forth in the General Disclosure Package and the Final Offering Circular, no consent, approval, authorization, or order of, or filing or registration with, any person (including any governmental agency or body or any court) is required for the consummation of the transactions contemplated by this Agreement, the Escrow Agreement, the Security Agreements, the Indenture and the Registration Rights Agreement in connection with the offering, issuance and sale of the Offered Securities by the Company except (i) such as have been or will be obtained or made on or prior to the Closing Date, (ii) the filing of UCC-1 financing statements, as set forth in Section 7 below, (iii) the order of the Commission declaring effective the Exchange Offer Registration Statement or, if required, the Shelf Registration Statement (each as defined in the Registration Rights Agreement), (iv) the filing of amendments to the Information Statement on Schedule 14C with respect to the Acquisition, (v) filings required under the Exchange Act (including Forms 8-K and filings pursuant to Section 16(a) and Regulation 13D-G of the Exchange Act), (vi) filings under the Hart Scott Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder or (vii) where the failure to obtain or make such consent, approval, authorization, order, filing or registration would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(o) Title to Property. The Company and its subsidiaries have good and marketable title in fee simple to all real property owned by them, good title to all personal property owned by them and valid leasehold interests in real and personal property being leased by them, in each case, as of the Closing Date, free from all liens, charges, encumbrances and defects except for Spectrum Liens or as set forth in the General Disclosure Package or such as would not, individually or in the aggregate, reasonably be expected to interfere in any material respect with the use made and proposed to be made of such property by the Company and its subsidiaries or otherwise have a Material Adverse Effect. Each of the properties of the Company and its subsidiaries complies with all applicable codes, laws and regulations (including, without limitation, building and zoning codes, laws and regulations and laws relating to access to such properties), except if and to the extent disclosed in the General Disclosure Package or except for such failures to comply that would not, individually or in the aggregate, reasonably be expected to interfere in any material respect with the use made and proposed to be made of such property by the Company and its subsidiaries or otherwise have a Material Adverse Effect. None of the Company or its subsidiaries has received from any governmental or regulatory authorities any notice of any condemnation of, or zoning change affecting, the properties of the Company and its subsidiaries, and the Company knows of no such condemnation or zoning change which is threatened, except for such that would not reasonably be expected to interfere in any material respect with the use made and proposed to be made of such property by the Company and its subsidiaries or otherwise have a Material Adverse Effect, individually or in the aggregate.
(p) Absence of Defaults and Conflicts Resulting from Transaction. Except as set forth in the General Disclosure Package and assuming the accuracy of, and compliance with, the representations, warranties and agreements of the Purchasers under Section 4 of this Agreement, and the compliance by the holders of the Offered Securities with the offering and transfer restrictions set forth in the General Disclosure Package and the Final Offering Circular, the execution, delivery and performance of the Indenture, this Agreement, the Registration Rights Agreement, the Escrow Agreement, the Security Agreements and other agreements to be executed in connection with the Transactions, and the issuance and sale of the Offered Securities and compliance with the terms and provisions thereof and the consummation of the Transactions will not result in a breach or violation of any of the terms and provisions of, or constitute a default or a Debt Repayment Triggering Event (as defined below) under, or result in the imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to (i) the charter or by-laws of the Company or any of its subsidiaries, (ii) any statute, any rule, regulation or order of any governmental agency or body or any court, domestic or foreign, having jurisdiction over the Company or any of its subsidiaries or any of their properties, or (iii) any agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the properties of the Company or any of its subsidiaries is subject, except in the cases of clauses (ii) and (iii) above for such breaches, violations, defaults or Debt Repayment Triggering Events that would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect; a “Debt Repayment Triggering Event” means any event or condition that gives, or with the giving of notice or lapse of time would give, the holder of any note, debenture, or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any of its subsidiaries.
(q) Absence of Existing Defaults and Conflicts. None of the Company or its Significant Subsidiaries is in violation of its respective organizational documents or in default (or with the giving of notice or lapse of time would be in default) under any existing obligation agreement, covenant or condition contained in any indenture, loan agreement, mortgage, lease or other agreement or instrument to which any of them is a party or by which any of them is bound or to which any of the properties of any of them is subject, except such violations or defaults that would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. The agreements listed in Schedule D are the only material agreements of the Company and its subsidiaries other than agreements between the Company and its subsidiaries and its employees related to employment arrangements.

(r) Authorization of Agreement. This Agreement has been duly authorized, executed and delivered by the Company.
(s) Possession of Licenses and Permits. The Company and its subsidiaries (i) possess, and are in compliance with the terms of, all adequate certificates, authorizations, franchises, licenses and permits (“Licenses”) necessary to the conduct of the business now conducted or proposed in the General Disclosure Package to be conducted by them, except as disclosed in the General Disclosure Package or where the failure to possess such Licenses would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, and (ii) have not received any notice of proceedings relating to the revocation or modification of any Licenses that would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.
(t) Absence of Labor Dispute. Except as could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, no labor dispute with the employees of the Company or any of its subsidiaries exists or, to the knowledge of the Company, is imminent.
(u) Possession of Intellectual Property. The Company and its subsidiaries (i) own, possess or can acquire on reasonable terms, adequate trademarks, trade names and other rights to inventions, know how, patents, copyrights, confidential information and other intellectual property (collectively, “intellectual property rights”) necessary to conduct the business now operated by them, or presently employed by them, except where the failure to own, possess or acquire such intellectual property rights would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, and (ii) have not received any notice of infringement of or conflict with asserted rights of others with respect to any intellectual property rights that could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.
(v) Environmental Laws. Except as disclosed in the General Disclosure Package, none of the Company or its subsidiaries is in violation of any statute, any rule, regulation, decision or order of any governmental agency or body or any court, domestic or foreign, relating to the use, disposal or release of hazardous or toxic substances or relating to the protection or restoration of the environment or human exposure to hazardous or toxic substances (collectively, “environmental laws”), owns or operates any real property contaminated with any substance that is subject to any environmental laws, is liable for any off site disposal or contamination pursuant to any environmental laws, or is subject to any claim relating to any environmental laws, which violation, contamination, liability or claim would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect; and the Company is not aware of any pending investigation which would reasonably be expected to lead to such a claim.
(w) Other Laws. Each of the Company and its subsidiaries or any of their respective officers, directors, supervisors, managers, agents, or employees, has not violated, its participation in the offering will not violate, and it has instituted and maintains policies and procedures designed to ensure continued compliance with each of the following laws: (a) anti-bribery laws, including, but not limited to, any applicable law, rule, or regulation of any locality, including, but not limited to, any law, rule, or regulation promulgated to implement the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, signed December 17, 1997, including the U.S. Foreign Corrupt Practices Act of 1977 or any other law, rule or regulation of similar purpose and scope, (b) anti-money laundering laws, including, but not limited to, applicable federal, state, international, foreign or other laws, regulations or government guidance regarding anti-money laundering, including, without limitation, Title 18 U.S. Code section 1956 and 1957, the Patriot Act, the Bank Secrecy Act, and international anti-money laundering principals or procedures by an intergovernmental group or organization, such as the Financial Action Task Force on Money Laundering, of which the United States is a member and with which designation the United States representative to the group or organization continues to concur, all as amended, and any executive order, directive, or regulation pursuant to the authority of any of the foregoing, or any orders or licenses issued thereunder or (c) laws and regulations imposing U.S. economic sanctions measures, including, but not limited to, the International Emergency Economic Powers Act, the Trading with the Enemy Act, the United Nations Participation Act, and the Syria Accountability and Lebanese Sovereignty Act, all as amended, and any executive order, directive, or regulation pursuant to the authority of any of the foregoing, including the regulations of the United States Treasury Department set forth under 31 CFR, Subtitle B, Chapter V, as amended, or any orders or licenses issued thereunder.

(x) Accurate Disclosure. The statements in the General Disclosure Package and the Final Offering Circular under the headings “Certain U.S. Federal Income Tax Considerations”, “Description of Notes” and “The Spectrum Brands Acquisition”, insofar as such statements summarize legal matters, agreements, documents or proceedings discussed therein, are accurate and fair summaries of such legal matters, agreements, documents or proceedings and present the information required to be shown in all material respects.
(y) Absence of Manipulation. None of the Company and its affiliates has, either alone or with one or more other persons, bid for or purchased for any account in which it or any of its affiliates had a beneficial interest any Offered Securities or attempted to induce any person to purchase any Offered Securities.
(z) Statistical and Market-Related Data. Any third-party statistical and market-related data included in a Preliminary Offering Circular, a Final Offering Circular, or any Issuer Free Writing Communication are based on or derived from sources that the Company believes to be reliable and accurate.
(aa) Internal Controls and Compliance with the Sarbanes-Oxley Act. Except as set forth in the General Disclosure Package, each of the Company, the Company’s Board of Directors, Spectrum and Spectrum’s Board of Directors are in compliance with Sarbanes-Oxley and all applicable Exchange Rules in all material respects. Each of the Company and Spectrum maintains a system of internal controls, including, but not limited to, disclosure controls and procedures, internal controls over accounting matters and financial reporting, an internal audit function, and legal and regulatory compliance controls (collectively, “Internal Controls”), that comply with the Securities Laws in all material respects and are sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with U.S. generally accepted accounting principles and to maintain accountability for assets, (iii) access to assets is permitted only in accordance with management’s general or specific authorization and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Internal Controls of each of the Company and Spectrum are, or, upon consummation of the offering of the Offered Securities will be, overseen by the Audit Committee of its respective Board of Directors in accordance with Exchange Rules. Except as set forth in the General Disclosure Package or the Exchange Act Reports, neither the Company nor Spectrum has publicly disclosed or reported to its respective Audit Committee or its Board of Directors a significant deficiency, material weakness, change in its Internal Controls or fraud involving its management or other employees who have a significant role in its Internal Controls, any material violation of, or failure to comply with, the Securities Laws, which would reasonably be expected to have a Material Adverse Effect.
(bb) Litigation. Except as disclosed in the General Disclosure Package, there are no pending actions, suits or proceedings (including, to the Company’s knowledge, any inquiries or investigations by any court or governmental agency or body, domestic or foreign) against or affecting the Company, any of its subsidiaries or any of their respective properties that would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, or would materially and adversely affect the ability of the Company to perform its obligations under the Indenture, this Agreement, the Registration Rights Agreement, the Escrow Agreement or the Security Agreements; and no such actions, suits or proceedings (including any inquiries or investigations by any court or governmental agency or body, domestic or foreign) are threatened or, to the Company’s knowledge, contemplated except for such actions, suits or proceedings that would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(cc) Financial Statements. The financial statements included in the General Disclosure Package present fairly in all material respects the financial position of the Company, Spectrum and Russell Hobbs and their respective consolidated subsidiaries as of the dates shown and their results of operations and cash flows for the periods shown, and, except as otherwise disclosed in the General Disclosure Package, such financial statements have been prepared in conformity with the generally accepted accounting principles in the United States applied on a consistent basis; and the assumptions used in preparing the pro forma financial statements included in the General Disclosure Package provide a reasonable basis for presenting the significant effects directly attributable to the transactions or events described therein, the related pro forma adjustments give appropriate effect to those assumptions, the pro forma columns therein reflect the proper application of those adjustments to the corresponding historical financial statement amounts, and such pro forma financial statements have been prepared in accordance with Article 11 of Regulation S-X.
(dd) No Material Adverse Change in Business. Except as disclosed in the General Disclosure Package, since the end of the period covered by the latest audited financial statements included in the General Disclosure Package (i) there has been no change, nor any development or event involving a prospective change, in the condition (financial or otherwise), results of operations, business, properties or prospects of the Company and its subsidiaries, taken as a whole, that is material and adverse or makes it impractical or inadvisable to proceed with completion of the offering or the sale of and payment for the Offered Securities; (ii) except as disclosed in the General Disclosure Package, there has been no dividend or distribution of any kind declared, paid or made by the Company or Spectrum on any class of their capital stock and (iii) except as disclosed in the General Disclosure Package, there has been no material adverse change in the capital stock, long-term indebtedness, or net assets of the Company and its subsidiaries.
(ee) Investment Company Act. The Company is not an open-end investment company, unit investment trust or face-amount certificate company that is or is required to be registered under Section 8 of the United States Investment Company Act of 1940 (the “Investment Company Act”); and the Company is not and, after giving effect to the offering and sale of the Offered Securities and the application of the proceeds thereof as described in the General Disclosure Package, will not be an “investment company” as defined in the Investment Company Act.
(ff) Ratings. No “nationally recognized statistical rating organization” as such term is defined for purposes of Rule 436(g)(2) under the Securities Act (i) has imposed (or has informed the Company or Spectrum that it is considering imposing) any condition (financial or otherwise) on the Company’s or Spectrum’s retaining any rating assigned to the Company or Spectrum on any securities of the Company or Spectrum or (ii) has indicated to the Company or Spectrum that it is considering any of the actions described in Section 7(d)(ii) hereof.
(gg) Class of Securities Not Listed. No securities of the same class (within the meaning of Rule 144A(d)(3) under the Securities Act) as the Offered Securities are listed on any national securities exchange registered under Section 6 of the Exchange Act or quoted in a U.S. automated inter-dealer quotation system.
(hh) No Registration. Assuming the accuracy of, and compliance with, the representations, warranties and agreements of the Purchasers in Section 4 of this Agreement and the compliance by the holders of the Offered Securities with the offering and transfer restrictions set forth in the General Disclosure Package and the Final Offering Circular, the offer and sale of the Offered Securities to and by the Purchasers in the manner contemplated by this Agreement will be exempt from the registration requirements of the Securities Act by reason of Section 4(2) thereof and by Rule 144A (“Rule 144A”) or by Regulation S thereunder (“Regulation S”); and it is not necessary to qualify an indenture in respect of the Offered Securities under the Trust Indenture Act.

(ii) No General Solicitation; No Directed Selling Efforts. Neither the Company nor any of its affiliates, nor any person acting on its or their behalf (other than the Purchasers, as to whom the Company makes no representation or warranty) (i) has, within the six-month period prior to the date hereof, offered or sold in the United States or to any U.S. person (as such terms are defined in Regulation S) the Offered Securities or any security of the same class or series as the Offered Securities or (ii) has offered or will offer or sell the Offered Securities (A) in the United States by means of any form of general solicitation or general advertising within the meaning of Rule 502(c) under the Securities Act or (B) with respect to any such securities sold in reliance on Rule 903 of Regulation S, by means of any directed selling efforts within the meaning of Rule 902(c) of Regulation S. The Company, its respective affiliates and any person acting on its or their behalf (other than the Purchasers, as to whom the Company makes no representation or warranty) have complied and will comply with the offering restrictions requirement of Regulation S. The Company has not entered and will not enter into any contractual arrangement with respect to the distribution of the Offered Securities except for this Agreement.
(jj) Reporting Status. Each of the Company and Spectrum is subject to Section 13 or 15(d) of the Exchange Act.
(kk) Solvency. Each of the Company and Spectrum is, and immediately after the Closing Date will be, Solvent. As used herein, the term “Solvent” means, with respect to any person on a particular date, that on such date (i) the fair market value of the assets of such person is greater than the total amount of liabilities (including contingent liabilities) of such person, (ii) the present fair salable value of the assets of such person is greater than the amount that will be required to pay the probable liabilities of such person on its debts as they become absolute and matured, (iii) such person is able to realize upon its assets and pay its debts and other liabilities, including contingent obligations, as they mature and (iv) such person does not have unreasonably small capital.
(ll) Tax Returns. The Company and its subsidiaries have filed all federal, state, local and non-U.S. tax returns that are required to be filed or have requested extensions thereof (except in any case in which the failure so to file would not have a Material Adverse Effect); and, except as set forth in the General Disclosure Package, the Company and its subsidiaries have paid all taxes (including any assessments, fines or penalties) required to be paid by them, except for any such taxes, assessments, fines or penalties currently being contested in good faith or as would not, individually or in the aggregate, have a Material Adverse Effect.
(mm) Spectrum Acquisition. Nothing has come to the Company’s attention that would cause it to believe that the Acquisition will not be consummated substantially in accordance with the terms of the Exchange Agreement.
(nn) Planned Acquisitions. Other than the Acquisition, the Company has no outstanding proposal or offer with respect to any acquisition or merger, including, without limitation, an acquisition of Old Mutual U.S. Life Holdings, Inc. or Front Street Re, Ltd.
(oo) Margin Regulations. The proceeds to the Company from the offering of the Offered Securities will not be used to purchase or carry any security that constitutes “margin stock” as defined under Regulation U promulgated by the Board of Governors of the Federal Reserve System of the United States of America (the “Board”) or for any purpose that entails a violation of, or that is inconsistent with, the provisions of the regulations of the Board, including Regulation T, U or X.

3. Purchase, Sale and Delivery of Offered Securities. On the basis of the representations, warranties and agreements and subject to the terms and conditions set forth herein, the Company agrees to sell to the several Purchasers, and each of the Purchasers agrees, severally and not jointly, to purchase from the Company, at a purchase price of [•]% of the principal amount thereof plus accrued interest from November 15, 2010 to the Closing Date (as hereinafter defined), the respective principal amounts of Securities set forth opposite the names of the several Purchasers in Schedule A hereto.
The Company will deliver against payment of the purchase price the Offered Securities to be offered and sold by the Purchasers in reliance on Regulation S (the “Regulation S Securities”) in the form of one or more permanent global Securities in registered form without interest coupons (the “Offered Regulation S Global securities”) which will be deposited with the Trustee as custodian for The Depository Trust Company (“DTC”) for the respective accounts of the DTC participants for Morgan Guaranty Trust Company of New York, Brussels office, as operator of the Euroclear System (“Euroclear”), and Clearstream Banking, société anonyme (“Clearstream, Luxembourg”) and registered in the name of Cede & Co., as nominee for DTC. The Company will deliver against payment of the purchase price the Offered Securities to be purchased by each Purchaser hereunder and to be offered and sold by each Purchaser in reliance on Rule 144A (the “144A Securities”) in the form of one permanent global security in definitive form without interest coupons (the “Restricted Global Securities”) deposited with the Trustee as custodian for DTC and registered in the name of Cede & Co., as nominee for DTC. The Regulation S Global Securities and the Restricted Global Securities shall be assigned separate CUSIP numbers. The Restricted Global Securities shall include the legend regarding restrictions on transfer set forth under “Transfer Restrictions” in the Final Offering Circular. Until the termination of the distribution compliance period (as defined in Regulation S) with respect to the offering of the Offered Securities, interests in the Regulation S Global Securities may only be held by the DTC participants for Euroclear and Clearstream, Luxembourg. Interests in any permanent global Securities will be held only in book-entry form through Euroclear, Clearstream, Luxembourg or DTC, as the case may be, except in the limited circumstances described in the Final Offering Circular.
Payment for the Regulation S Securities and the 144A Securities shall be made by the Purchasers in federal (same day) funds by wire transfer to the Escrow Account, pursuant to the terms of the Escrow Agreement, at a bank acceptable to the Representatives drawn to the order of the Company at the office of Davis Polk & Wardwell LLP, 450 Lexington Avenue, New York, N.Y. 10017 at 10:00 A.M. (New York time) on November 15, 2010, or at such other time not later than seven full business days thereafter as the Representatives and the Company determine, such time being herein referred to as the “Closing Date”, against delivery to the Trustee as custodian for DTC of (i) the Regulation S Global Securities representing all of the Regulation S Securities for the respective accounts of the DTC participants for Euroclear and Clearstream, Luxembourg and (ii) the Restricted Global Securities representing all of the Offered 144A Securities. The Regulation S Global Securities and the Restricted Global Securities will be made available for checking at the above office of Davis Polk & Wardwell LLP at least 24 hours prior to the Closing Date.

4. Representations and Warranties of Purchasers; Resale by Purchasers. (a) Each Purchaser severally represents and warrants to the Company that it is an “accredited investor” within the meaning of Regulation D under the Securities Act.
(b) Each Purchaser severally acknowledges that the Offered Securities have not been registered under the Securities Act and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons except in accordance with Regulation S or pursuant to an exemption from the registration requirements of the Securities Act. Each Purchaser severally represents and agrees that it has offered and sold the Offered Securities, and will offer and sell the Offered Securities (i) as part of its distribution at any time and (ii) otherwise until 40 days after the later of the commencement of the offering and the Closing Date, only in accordance with Rule 903 of Regulation S or Rule 144A. Accordingly, neither such Purchaser nor its affiliates, nor any persons acting on its or their behalf, have engaged or will engage in any directed selling efforts with respect to the Offered Securities, and such Purchaser, its affiliates and all persons acting on its or their behalf have complied and will comply with the offering restrictions requirement of Regulation S and Rule 144A. Each Purchaser severally agrees that, at or prior to confirmation of sale of the Offered Securities, other than a sale pursuant to Rule 144A, such Purchaser will have sent to each distributor, dealer or person receiving a selling concession, fee or other remuneration that purchases the Offered Securities from it during the restricted period a confirmation or notice to substantially the following effect:
“The Securities covered hereby have not been registered under the U.S. Securities Act of 1933 (the “Securities Act”) and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons (i) as part of their distribution at any time or (ii) otherwise until 40 days after the later of the date of the commencement of the offering and the closing date, except in either case in accordance with Regulation S (or Rule 144A if available) under the Securities Act. Terms used above have the meanings given to them by Regulation S.”
Terms used in this subsection (b) have the meanings given to them by Regulation S.
(c) Each Purchaser severally agrees that it and each of its affiliates has not entered and will not enter into any contractual arrangement with respect to the distribution of the Offered Securities except for any such arrangements with the other Purchasers or affiliates of the other Purchasers or with the prior written consent of the Company.
(d) Each Purchaser severally agrees that it and each of its affiliates will not offer or sell the Offered Securities in the United States by means of any form of general solicitation or general advertising within the meaning of Rule 502(c) under the Securities Act, including, but not limited to (i) any advertisement, article, notice or other communication published in any newspaper, magazine or similar media or broadcast over television or radio, or (ii) any seminar or meeting whose attendees have been invited by any general solicitation or general advertising. Each Purchaser severally agrees, with respect to resales made in reliance on Rule 144A of any of the Offered Securities, to deliver either with the confirmation of such resale or otherwise prior to settlement of such resale a notice to the effect that the resale of such Offered Securities has been made in reliance upon the exemption from the registration requirements of the Securities Act provided by Rule 144A.
(e) In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a “Relevant Member State”), each of the Purchasers severally represents and agrees that with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the “Relevant Implementation Date”) it has not made and will not make an offer of Offered Securities to the public in that Relevant Member State prior to the publication of a prospectus in relation to the Offered Securities which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the Prospectus Directive, except that it may, with effect from and including the Relevant Implementation Date, make an offer of Offered Securities to the public in that Relevant Member State at any time:
(i) to legal entities which are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;
(ii) to any legal entity which has two or more of (A) an average of at least 250 employees during the last financial year; (B) a total balance sheet of more than €43,000,000 and (C) an annual net turnover of more than €50,000,000, as shown in its last annual or consolidated accounts;

(iii) to fewer than 100 natural or legal persons (other than qualified investors as defined in the Prospectus Directive) subject to obtaining the prior consent of the manager for any such offer; or
(iv) in any other circumstances which do not require the publication by the Company of a prospectus pursuant to Article 3 of the Prospectus Directive.
For the purposes of this provision, the expression an “offer of Offered Securities to the public” in relation to any Offered Securities in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the Offered Securities to be offered so as to enable an investor to decide to purchase or subscribe the Offered Securities, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State and the expression “Prospectus Directive” means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.
(f) Each of the Purchasers severally represents and agrees that
(i) (A) it is a person whose ordinary activities involve it in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of its business and (B) it has not offered or sold and will not offer or sell the Offered Securities other than to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or as agent) for the purposes of their businesses or who it is reasonable to expect will acquire, hold, manage or dispose of investments (as principal or agent) for the purposes of their businesses where the issue of the Offered Securities would otherwise constitute a contravention of Section 19 of the Financial Services and Markets Act 2000 (the “FSMA”) by the Company;
(ii) it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) received by it in connection with the issue or sale of the Offered Securities in circumstances in which Section 21(1) of the FSMA does not apply to the Company; and
(iii) it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the Offered Securities in, from or otherwise involving the United Kingdom.
5. Certain Agreements of the Company. The Company agrees with the several Purchasers that:
(a) Amendments and Supplements to Offering Circulars. The Company will promptly advise the Representatives of any proposal to amend or supplement the Preliminary or Final Offering Circular after their respective dates and will not effect such amendment or supplementation without the Representatives’ consent, which consent shall not be unreasonably delayed or withheld. If, at any time prior to the completion of the resale of the Offered Securities by the Purchasers, there occurs an event or development as a result of which any document included in the Preliminary or Final Offering Circular, the General Disclosure Package or any Supplemental Marketing Material, if republished immediately following such event or development, included or would include an untrue statement of a material fact or omitted or would omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, the Company promptly will notify the Representatives of such event and promptly will prepare and furnish, at its own expense, to the Purchasers and the dealers and to any other dealers at the request of the Representatives, an amendment or supplement which will correct such statement or omission. Neither the Representatives’ consent to, nor the Purchasers’ delivery to offerees or investors of, any such amendment or supplement shall constitute a waiver of any of the conditions set forth in Section 7.

(b) Furnishing of Offering Circulars. The Company will furnish to the Representatives copies of the Preliminary Offering Circular, each other document comprising a part of the General Disclosure Package, the Final Offering Circular, all amendments and supplements to such documents and each item of Supplemental Marketing Material, in each case as soon as available and in such quantities as the Representatives reasonably request. At any time when the Company is not subject to Section 13 or 15(d) of the Exchange Act, the Company will promptly furnish or cause to be furnished to the Representatives (and, upon request, to each of the other Purchasers) and, upon request of holders and prospective purchasers of the Offered Securities, to such holders and purchasers, copies of the information required to be delivered to holders and prospective purchasers of the Offered Securities pursuant to Rule 144A(d)(4) (or any successor provision thereto) to the extent necessary to permit compliance with Rule 144A in connection with resales by such holders of the Offered Securities. The Company will pay the expenses of printing and distributing to the Purchasers all such documents.
(c) Blue Sky Qualifications. The Company will use its commercially reasonably efforts, in cooperation with the Purchasers, to arrange for the qualification of the Offered Securities for sale and the determination of their eligibility for investment under the laws of such jurisdictions in the United States and Canada as the Representatives designate and will continue such qualifications in effect so long as required for the resale of the Offered Securities by the Purchasers, provided that the Company will not be required to qualify as a foreign corporation or to file a general consent to service of process or subject itself to taxation in any such state.
(d) Reporting Requirements. For so long as the Offered Securities remain outstanding, the Company will furnish to the Representatives and, upon request, to each of the other Purchasers, as soon as practicable after the end of each fiscal year, a copy of its annual report to shareholders for such year; and the Company will furnish to the Representatives and, upon request, to each of the other Purchasers as soon as available, a copy of each report and any definitive proxy statement of the Company filed with the Commission under the Exchange Act or mailed to shareholders. However, so long as the Company is subject to the reporting requirements of either Section 13 or Section 15(d) of the Exchange Act and is timely filing reports with the Commission on its Electronic Data Gathering, Analysis and Retrieval system (“EDGAR”), it is not required to furnish such reports or statements to the Purchasers.
(e) Transfer Restrictions. For a period of one year after the Closing Date, the Company will, upon request, furnish to the Representatives, each of the other Purchasers and any holder of Offered Securities a copy of the restrictions on transfer applicable to the Offered Securities.
(f) No Resales by Affiliates. For a period of one year after the Closing Date, the Company will not, and will not permit any of its affiliates (as defined in Rule 144 under the Securities Act (“Rule 144”)) to, resell any of the Offered Securities which constitute “restricted securities” pursuant to Rule 144 that have been reacquired by any of them, unless (i) such Offered Securities are sold pursuant to a registration statement which is effective under the Securities Act or (ii) such Offered Securities are sold accompanied by an opinion of counsel that the buyer of such Offered Securities is acquiring freely tradable securities.
(g) Investment Company. For a period of one year after the Closing Date, the Company will not be or become, an open-end investment company, unit investment trust or face-amount certificate company that is or is required to be registered under Section 8 of the Investment Company Act.

(h) Payment of Expenses. The Company will pay all expenses incidental to the performance of its obligations under this Agreement, the Indenture, the Registration Rights Agreement, the Escrow Agreement and the Security Agreements, including but not limited to (i) the fees and expenses of the Trustee and Escrow Agent and their professional advisers; (ii) all expenses in connection with the execution, issue, authentication, packaging and initial delivery of the Offered Securities and, as applicable, the Exchange Securities (as defined in the Registration Rights Agreement), the preparation and printing of this Agreement, the Registration Rights Agreement, the Offered Securities, the Indenture, the Escrow Agreement, the Security Agreements, the Preliminary Offering Circular, any other documents comprising any part of the General Disclosure Package, the Final Offering Circular, all amendments and supplements thereto, each item of Supplemental Marketing Material and any other document relating to the issuance, offer, sale and delivery of the Offered Securities and as applicable, the Exchange Securities; (iii) the cost of any advertising approved by the Company in connection with the issue of the Offered Securities; (iv) any expenses (including reasonable fees and disbursements of counsel to the Purchasers) incurred in connection with qualification of the Offered Securities or the Exchange Securities for sale under the laws of such jurisdictions in the United States and Canada as the Representatives designate and the preparation and printing of memoranda relating thereto; (v) any fees charged by investment rating agencies for the rating of the Securities or the Exchange Securities; (vi) expenses incurred in distributing the Preliminary Offering Circular, any other documents comprising any part of the General Disclosure Package, the Final Offering Circular (including any amendments and supplements thereto) and any Supplemental Marketing Material to the Purchasers; and (vii) all costs relating to the creation or perfection of liens on the Collateral, including reasonable fees and expenses of counsel to the Purchasers. The Company will also pay or reimburse the Purchasers (to the extent incurred by them) for costs and expenses of the Purchasers and the Company’s officers and employees and any other expenses of the Purchasers and the Company relating to investor presentations on any “road show” in connection with the offering and sale of the Offered Securities including, without limitation, any travel expenses of the Company’s officers and employees and any other expenses of the Company; provided that the Company shall only pay 50% of the costs and expenses related to aircraft chartered by the Purchasers for the purposes of such road show. It is understood, however, that except as noted in this Section 5 and Sections 9 and 11, the Purchasers will pay all of the fees, costs, expenses and disbursements of their counsel in connection with the issuance and sale of the Offered Securities.
(i) Use of Proceeds. On the Closing Date, the Company will deposit with the Escrow Agent the net proceeds of the offering of the Offered Securities, together with an additional amount in cash, sufficient to redeem the Offered Securities at the Special Redemption Price, pursuant to the terms of the Escrow Agreement. The Company will use the proceeds of the Escrowed Property released to it on the Escrow Release Date in the manner described in the “Use of Proceeds” section of the General Disclosure Package.
(j) Absence of Manipulation. In connection with the offering, until the Representatives shall have notified the Company and the other Purchasers of the completion of the resale of the Offered Securities, neither the Company nor any of its affiliates will either alone or with one or more other persons, bid for or purchase for any account in which they or any of their affiliates has a beneficial interest any Offered Securities or attempt to induce any person to purchase any Offered Securities; and neither they nor any of their affiliates will make bids or purchases for the purpose of creating actual, or apparent, active trading in, or of raising the price of, the Offered Securities.
(k) Restriction on Sale of Securities. For a period of 90 days after the date hereof, the Company will not, directly or indirectly, take any of the following actions with respect to any United States dollar-denominated debt securities issued or guaranteed by the Company and having a maturity of more than one year from the date of issue or any securities convertible into or exchangeable or exercisable for any of its debt securities (“Lock-Up Securities”): (i) offer, sell, issue, contract to sell, pledge or otherwise dispose of Lock-Up Securities, (ii) offer, sell, issue, contract to sell, contract to purchase or grant any option, right or warrant to purchase Lock-Up Securities, (iii) enter into any swap, hedge or any other agreement that transfers, in whole or in part, the economic consequences of ownership of Lock-Up Securities, (iv) establish or increase a put equivalent position or liquidate or decrease a call equivalent position in Lock-Up Securities within the meaning of Section 16 of the Exchange Act or (v) other than the Registration Rights Agreement, file with the Commission a registration statement under the Securities Act relating to Lock-Up Securities or publicly disclose the intention to take any such action, without the prior written consent of the Representatives. The Company will not at any time directly or indirectly, take any action referred to in clauses (i) through (v) above with respect to any securities under circumstances where such offer, sale, pledge, contract or disposition would cause the exemption afforded by Section 4(2) of the Securities Act or the safe harbor of Rule 144A or Regulation S thereunder to cease to be applicable to the offer and sale of the Offered Securities.

6. Free Writing Communications. (a) Issuer Free Writing Communications. The Company represents, warrants and agrees that, unless it obtains the prior consent of the Representatives, and each Purchaser represents, warrants and agrees that, unless it obtains the prior consent of the Company and the Representatives, it has not made and will not make any offer relating to the Offered Securities that would constitute an Issuer Free Writing Communication.
(b) Term Sheets. The Company consents to the use by any Purchaser of a Free Writing Communication that (i) contains only (A) information describing the preliminary terms of the Offered Securities or their offering or (B) information that describes the final terms of the Offered Securities or their offering and that is included in or is subsequently included in the Final Offering Circular, including by means of a pricing term sheet in the form of Schedule B hereto, or (ii) does not contain any material information about the Company or any of its subsidiaries or their securities that was provided by or on behalf of the Company or any of its subsidiaries, it being understood and agreed that the Company and its subsidiaries shall not be responsible to any Purchaser for liability arising from any inaccuracy in such Free Writing Communications referred to in clause (i) or (ii) as compared with the information in the Preliminary Offering Circular, the Final Offering Circular or the General Disclosure Package.
7. Conditions of the Obligations of the Purchasers. The obligations of the several Purchasers to purchase and pay for the Offered Securities will be subject to the accuracy of the representations and warranties of the Company herein (as though made on the Closing Date unless otherwise specified therein), to the accuracy of the statements of officers of the Company made pursuant to the provisions hereof, to the performance by the Company of its obligations hereunder and to the following additional conditions precedent:
(a) Accountants’ Comfort Letter for the Company. The Purchasers shall have received letters in respect of the Company, dated, respectively, the date hereof on the General Disclosure Package and the Closing Date on the Final Offering Circular, of Deloitte & Touche LLP confirming that they are a registered public accounting firm and independent public accountants within the meaning of the Securities Laws and substantially in the form of Schedule E hereto (except that, in any letter dated on the Closing Date, the specified date referred to in Schedule E hereto shall be a date no more than three days prior to such Closing Date).
(b) Accountants’ Comfort Letter for Russell Hobbs. The Purchasers shall have received letters in respect of Russell Hobbs, Inc. (“Russell Hobbs”), dated, respectively, the date hereof on the General Disclosure Package and the Closing Date on the Final Offering Circular, of Grant Thornton LLP, substantially in the form of Schedule F hereto (except that, in any letter dated on the Closing Date, the specified date referred to in Schedule F hereto shall be a date no more than three days prior to such Closing Date).
(c) Accountants’ Comfort Letter for Spectrum. The Purchasers shall have received letters in respect of Spectrum, dated, respectively, the date hereof on the General Disclosure Package and the Closing Date on the Final Offering Circular, of KPMG LLP confirming that they are a registered public accounting firm and independent public accountants within the meaning of the Securities Laws and substantially in the form of Schedule G hereto (except that, in any letter dated on the Closing Date, the specified date referred to in Schedule G hereto shall be a date no more than three days prior to such Closing Date).

(d) No Material Adverse Change. Subsequent to the execution and delivery of this Agreement at the Applicable Time, there shall not have occurred (i) any change, or any development or event involving a prospective change, in the condition (financial or otherwise), results of operations, business, properties or prospects of the Company and its subsidiaries taken as a whole which, in the reasonable judgment of the Representatives, is material and adverse and makes it impractical or inadvisable to market the Offered Securities; (ii) any downgrading in the rating of any debt securities of the Company or Spectrum by any “nationally recognized statistical rating organization” (as defined for purposes of Rule 436(g) under the Securities Act), or any public announcement that any such organization has under surveillance or review its rating of any debt securities of the Company or Spectrum (other than an announcement with positive implications of a possible upgrading, and no implication of a possible downgrading, of such rating) or any announcement that the Company or Spectrum has been placed on negative outlook; (iii) any change in U.S. or international financial, political or economic conditions or currency exchange rates or exchange controls the effect of which is such as to make it, in the judgment of the Representatives, impractical to market or to enforce contracts for the sale of the Offered Securities, whether in the primary market or in respect of dealings in the secondary market; (iv) any suspension or material limitation of trading in securities generally on the New York Stock Exchange, or any setting of minimum or maximum prices for trading on such exchange; (v) or any suspension of trading of any securities of the Company or Spectrum on any exchange or in the over-the-counter market; (vi) any banking moratorium declared by any U.S. federal or New York authorities; (vii) any major disruption of settlements of securities, payment, or clearance services in the United States or any other country where such securities are listed; or (viii) any attack on, outbreak or escalation of hostilities or act of terrorism involving the United States, any declaration of war by Congress or any other national or international calamity or emergency if, in the judgment of the Representatives, the effect of any such attack, outbreak, escalation, act, declaration, calamity or emergency is such as to make it in the judgment of the Representatives impractical or inadvisable to market the Offered Securities or to enforce contracts for the sale of the Offered Securities.
(e) Opinion of Counsel for Company. The Purchasers shall have received opinions, dated the Closing Date, of Paul, Weiss, Rifkind, Wharton & Garrison LLP, counsel for the Company, in substantially the forms attached hereto as Exhibits A-1 and A-2.
(f) Opinion of Counsel for Purchasers. The Purchasers shall have received from Davis Polk & Wardwell LLP, counsel for the Purchasers, such opinion or opinions, dated the Closing Date, with respect to such matters as the Representatives may require, and the Company shall have furnished to such counsel such documents as they reasonably request for the purpose of enabling them to pass upon such matters.
(g) Officers’ Certificate of the Company. The Purchasers shall have received certificates, dated the Closing Date, of an executive officer of the Company and a principal financial or accounting officer of the Company, substantially in the form attached hereto as Exhibit B.
(h) Escrow Agreement. The Purchasers shall have received a fully executed copy of the Escrow Agreement and such evidence as they may reasonably require of the effectiveness of the security contemplated thereby and the perfection of the security interest created thereby.
The Company will furnish the Purchasers with such conformed copies of such opinions, certificates, letters and documents as the Purchasers reasonably request. The Representatives may in their sole discretion waive on behalf of the Purchasers compliance with any conditions to the obligations of the Purchasers hereunder.

8. Obligations of the Company Upon Release of the Escrowed Property. Concurrently with the release of the Escrowed Property on the Escrow Release Date, the Company shall satisfy the following:
(a) Opinion of Counsel for the Company. The Purchasers shall have received an opinion, dated the Escrow Release Date, of Paul, Weiss, Rifkind, Wharton & Garrison LLP, counsel for the Company, substantially in the form attached hereto as Exhibit C.
(b) Security Agreements. The Purchasers shall have received fully executed copies of each Security Agreement and such evidence as it may reasonably require of the effectiveness of the security contemplated thereby and the perfection of the security interest created thereby (including, without limitation, the filing of UCC-1s and delivery of certificated securities or other possessory collateral and the execution and delivery of control agreements).
(c) Collateral Trust Agreement. The Collateral Trustee shall have received a fully executed copy of a collateral trust agreement, in form and substance reasonably satisfactory to the Representatives.
The Company will furnish the Purchasers with such conformed copies of such opinions, certificates, letters and documents as the Purchasers reasonably request. The Representatives may in their sole discretion waive on behalf of the Purchasers compliance with any conditions to the obligations of the Purchasers hereunder.
9. Indemnification and Contribution. (a) Indemnification of Purchasers. The Company will indemnify and hold harmless each Purchaser, its officers, employees, agents, partners, members, directors and its affiliates and each person, if any, who controls such Purchaser within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act (each, an “Indemnified Party”), against any and all losses, claims, damages or liabilities, joint or several, to which such Indemnified Party may become subject, under the Securities Act, the Exchange Act, other Federal or state statutory law or regulation or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Preliminary Offering Circular or the Final Offering Circular, in each case as amended or supplemented, or any Issuer Free Writing Communication (including with limitation, any Supplemental Marketing Material) or the Exchange Act Reports, or arise out of or are based upon the omission or alleged omission of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading and (subject to Section 9(c)) will reimburse each Indemnified Party for any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating, preparing or defending against any loss, claim, damage, liability, action, litigation, investigation or proceeding whatsoever (whether or not such Indemnified Party is a party thereto) whether threatened or commenced and in connection with the enforcement of this provision with respect to any of the above as such expenses are incurred; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement in or omission or alleged omission from any of such documents in reliance upon and in conformity with written information furnished to the Company by any Purchaser through the Representatives specifically for use therein, it being understood and agreed that the only such information consists of the information described as such in subsection (b) below.
(b) Indemnification of Company. Each Purchaser will severally and not jointly indemnify and hold harmless each of the Company, its directors and its respective officers and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act (each, a “Purchaser Indemnified Party”), against any losses, claims, damages or liabilities to which such Purchaser Indemnified Party may become subject, under the Securities Act, the Exchange Act, other Federal or state statutory law or regulation or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Preliminary Offering Circular or the Final Offering Circular, in each case as amended or supplemented, or any Issuer Free Writing Communication (including, without limitation, any Supplemental Marketing Material) or arise out of or are based upon the omission or the alleged omission of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by such Purchaser through the Representatives specifically for use therein, and will reimburse any legal or other expenses reasonably incurred by such Purchaser Indemnified Party in connection with investigating, preparing or defending against any such loss, claim, damage, liability, action, litigation, investigation or proceeding whatsoever (whether or not such Purchaser Indemnified Party is a party thereto) whether threatened or commenced based upon any such untrue statement or omission, or any such alleged untrue statement or omission as such expenses are incurred, it being understood and agreed that the only such information furnished by any Purchaser consists of the following information in the Preliminary and Final Offering Circular furnished on behalf of each Purchaser: under the caption “Plan of Distribution,” paragraph 3 (concerning the terms of the offering by the Purchasers), sentence 2 of paragraph 14 (concerning market-making by the Purchasers) and paragraph 15 (concerning over-allotment transactions, stabilizing transactions, syndicate covering transactions and penalty bids by the Purchasers); provided, however, that the Purchasers shall not be liable for any losses, claims, damages or liabilities arising out of or based upon the Company’s failure to perform its obligations under Section 5(a) of this Agreement.

(c) Actions against Parties; Notification. Promptly after receipt by an indemnified party under this Section of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under subsection (a) or (b) above, notify the indemnifying party of the commencement thereof; but the failure to notify the indemnifying party shall not relieve it from any liability that it may have under subsection (a) or (b) above except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided further that the failure to notify the indemnifying party shall not relieve it from any liability that it may have to an indemnified party otherwise than under subsection (a) or (b) above. In case any such action is brought against any indemnified party and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation. In the event, however, such indemnified party reasonably determines in its judgment based on the advice of counsel that having common counsel would present such counsel with a conflict of interest or if the defendants in or targets of any such action or proceeding include both an indemnified party and the indemnifying party and such indemnified party reasonably concludes that there may be legal defenses available to it or other indemnified parties that are different from or in addition to those available to the indemnifying party, or if the indemnifying party fails to assume the defense of the action or proceeding or to employ counsel reasonably satisfactory to such indemnified party in a timely manner, then such indemnified party may employ separate counsel to represent or defend it in any such action or proceeding and the indemnifying party will pay the reasonable and customary fees and disbursements of such counsel. In no event shall the indemnifying parties be liable for the reasonable fees and expenses of more than one counsel (together with appropriate local counsel) at any time for all indemnified parties in connection with any one action or separate but substantially similar or related actions arising in the same jurisdiction out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened action in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party unless such settlement includes (i) an unconditional release of such indemnified party from all liability on any claims that are the subject matter of such action and (ii) does not include a statement as to or an admission of fault, culpability or failure to act by or on behalf of any indemnified party. No indemnifying party shall be liable for any settlement or compromise of, or consent to the party of judgment with respect to, any such action or claim effected without its consent (which consent shall not be unreasonably withheld).

(d) Contribution. If the indemnification provided for in this Section is unavailable or insufficient to hold harmless an indemnified party under subsection (a) or (b) above, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in subsection (a) or (b) above (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Purchasers on the other from the offering of the Offered Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and the Purchasers on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Purchasers on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total discounts and commissions received by the Purchasers from the Company under this Agreement. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Purchasers and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim which is the subject of this subsection (d). Notwithstanding the provisions of this subsection (d), no Purchaser shall be required to contribute any amount in excess of the amount by which the total price at which the Offered Securities purchased by it were resold exceeds the amount of any damages which such Purchaser has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. The Purchasers’ obligations in this subsection (d) to contribute are several in proportion to their respective purchase obligations and not joint. The Company and the Purchasers agree that it would not be just and equitable if contribution pursuant to this Section 9(d) were determined by pro rata allocation (even if the Purchasers were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in this Section 9(d).
10. Default of Purchasers. If any Purchaser or Purchasers default in their obligations to purchase Offered Securities hereunder and the aggregate principal amount of Offered Securities that such defaulting Purchaser or Purchasers agreed but failed to purchase does not exceed 10% of the total principal amount of Offered Securities, the Representatives may make arrangements satisfactory to the Company for the purchase of such Offered Securities by other persons, including any of the Purchasers, but if no such arrangements are made by the Closing Date, the non-defaulting Purchasers shall be obligated severally, in proportion to their respective commitments hereunder, to purchase the Offered Securities that such defaulting Purchasers agreed but failed to purchase. If any Purchaser or Purchasers so default and the aggregate principal amount of Offered Securities with respect to which such default or defaults occur exceeds 10% of the total principal amount of Offered Securities and arrangements satisfactory to the Representatives and the Company for the purchase of such Offered Securities by other persons are not made within 36 hours after such default, this Agreement will terminate without liability on the part of any non-defaulting Purchaser or the Company, except as provided in Section 11. As used in this Agreement, the term “Purchaser” includes any person substituted for a Purchaser under this Section. Nothing herein will relieve a defaulting Purchaser from liability for its default.
11. Survival of Certain Representations and Obligations. The respective indemnities, agreements, representations, warranties and other statements of the Company or its officers and of the several Purchasers set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation, or statement as to the results thereof, made by or on behalf of any Purchaser, the Company or any of their respective representatives, officers or directors or any controlling person, and will survive delivery of and payment for the Offered Securities. If this Agreement is terminated pursuant to Section 10 or if for any reason the purchase of the Offered Securities by the Purchasers is not consummated, the Company shall remain responsible for the expenses to be paid or reimbursed by it pursuant to Section 5 and the respective obligations of the Company and the Purchasers pursuant to Section 9 shall remain in effect. If the purchase of the Offered Securities by the Purchasers is not consummated for any reason other than solely because of the termination of this Agreement pursuant to Section 10 or the occurrence of any event specified in clause (iii), (iv), (vi), (vii) or (viii) of Section 7(d), the Company will reimburse the Purchasers for all out-of-pocket expenses (including fees and disbursements of counsel) reasonably incurred by them in connection with the offering of the Offered Securities.

12. Notices. All communications hereunder will be in writing and, if sent to the Purchasers will be mailed, delivered or telegraphed and confirmed to Credit Suisse Securities (USA) LLC, Eleven Madison Avenue, New York, N.Y. 10010-3629, Attention: LCD-IBD and Goldman, Sachs & Co., 200 West Street, New York, N.Y. 10282, Attention: Registration Department; or, if sent to the Company, will be mailed, delivered or telegraphed and confirmed to Harbinger Group Inc., 450 Park Avenue, 27th Floor, New York, NY 10022, Attention: Francis T. McCarron, with a copy (which shall not constitute notice hereunder) to Paul, Weiss, Rifkind, Wharton & Garrison LLP, 1285 Avenue of the Americas, New York, NY 10019, Attention: Raphael M. Russo.
13. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the controlling persons referred to in Section 9, and no other person will have any right or obligation hereunder, except that holders of Offered Securities shall be entitled to enforce the agreements for their benefit contained in the second and third sentences of Section 5(b) hereof against the Company as if such holders were parties thereto.
14. Representation of Purchasers. You will act for the several Purchasers in connection with this purchase, and any action under this Agreement taken by you jointly will be binding upon all the Purchasers.
15. Counterparts. This Agreement may be executed electronically and in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement.
16. Absence of Fiduciary Relationship. The Company acknowledges and agrees that:
(a) No Other Relationship. The Representatives have been retained solely to act as initial purchasers in connection with the initial purchase, offering and resale of the Offered Securities and that no fiduciary, advisory or agency relationship between the Company and the Representatives has been created in respect of any of the transactions contemplated by this Agreement or the Preliminary or Final Offering Circular, irrespective of whether the Representatives have advised or are advising the Company on other matters;
(b) Arm’s-Length Negotiations. The purchase price of the Offered Securities set forth in this Agreement was established by the Company following discussions and arms-length negotiations with the Representatives and the Company is capable of evaluating and understanding and understand and accept the terms, risks and conditions of the transactions contemplated by this Agreement;
(c) Absence of Obligation to Disclose. The Company has been advised that the Representatives and their affiliates are engaged in a broad range of transactions which may involve interests that differ from those of the Company and that the Representatives have no obligation to disclose such interests and transactions to Company by virtue of any fiduciary, advisory or agency relationship; and
(d) Waiver. The Company waives, to the fullest extent permitted by law, any claims it may have against the Representatives for breach of fiduciary duty or alleged breach of fiduciary duty and agree that the Representatives shall have no liability (whether direct or indirect) to the Company in respect of such a fiduciary duty claim or to any person asserting a fiduciary duty claim on behalf of or in right of the Company, including shareholders, employees or creditors of the Company.
17. Patriot Act. In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Purchasers are required to obtain, verify and record information that identifies their respective clients, including the Company, which information may include the name and address of their respective clients, as well as other information that will allow the Purchasers to properly identify their respective clients.

18. Applicable Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York without regard to principles of conflict of laws.
The Company hereby submits to the non-exclusive jurisdiction of the Federal and state courts in the Borough of Manhattan in The City of New York in any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby. The Company irrevocably and unconditionally waives any objection to the laying of venue of any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby in Federal and state courts in the Borough of Manhattan in The City of New York and irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such suit or proceeding in any such court has been brought in an inconvenient forum.

If the foregoing is in accordance with the Purchasers’ understanding of our agreement, kindly sign and return to us one of the counterparts hereof, whereupon it will become a binding agreement between the Company and the several Purchasers in accordance with its terms.

Very truly yours,

Harbinger Group Inc.

By:	/s/ Francis T. McCarron

	Name:	Francis T. McCarron
	Title:	Executive Vice President and Chief Financial Officer

The foregoing Purchase Agreement is hereby confirmed and accepted as of the date first above written.

Credit Suisse Securities (USA) LLC

By:	/s/ Ali R. Mehdi Name: Ali R. Mehdi
Title: Managing Director

Goldman, Sachs & Co.

By:	/s/ Goldman, Sachs & Co. (Goldman, Sachs & Co.)

SCHEDULE A

Principal Amount of
Manager	Offered Securities

Credit Suisse Securities (USA) LLC.	$

Goldman, Sachs & Co.	$

Total	$350,000,000

Schedule A-1

SCHEDULE B
Issuer Free Writing Communications (included in the General Disclosure Package)
1. Final term sheet, dated November 5, 2010, a copy of which is attached hereto as Exhibit B-1.

Schedule B-1

EXHIBIT B-1

High Yield Capital Markets

Issuer:	Harbinger Group Inc.

Security Description:	Senior Secured Notes

Face:	$350,000,000

Gross Proceeds:	$345,054,500

Coupon:	10.625%

Maturity:	November 15, 2015

Offering Price:	98.587%

Yield to Maturity:	11.000%

Spread to Treasury:	+997 basis points

Benchmark:	4.500% UST due November 15, 2015

Ratings:	Caal (1)

Interest Payment Dates:	May 15 and November 15

Commencing:	May 15, 2011

Optional Redemption:	Callable, on or after the following dates, and at the following prices:

Date	Price
May 15, 2013	105.313%
November 15, 2013	102.656%
November 15, 2014 and thereafter	100.000%

Make-Whole:	Callable prior to first call date at make-whole call of T+50

Equity Clawback:	Redeem until November 15, 2013 at 110.625% for up to 35.0%

Trade Date:	November 5, 2010

Settlement Date:	November 15, 2010 (T+5) (2)

Cusip Numbers:	144 A Cusip: 41146A AA4
Reg S Cusip: U24520 AA3
144 A ISIN: US41146AAA43
Reg S ISIN: USU24520AA36

Min. Allocation:	$2,000

Increments:	$1,000

Book-Runners:	Credit Suisse Securities (USA) LLC
Goldman, Sachs & Co.

Exhibit B-1-1

Escrow:	If the Escrow Conditions (as defined in the Preliminary Offering Circular) are not fulfilled by March 31, 2011, the notes will be redeemed at a price equal to the issue price of the notes, plus accrued yield and accrued and unpaid interest to, but excluding, the date of redemption. Upon consummation of this offering, the Escrow Account (as defined in the Preliminary Offering Circular) will be funded in an amount sufficient to fund the redemption of the notes and accrued but unpaid interest to, but excluding, April 7, 2011 (the fifth business day after the latest date the Escrow Conditions can be fulfilled).

(1)	These securities ratings have been provided by Moody’s Investors Service. Neither of these ratings is a recommendation to buy, sell or hold these securities. Each rating may be subject to revision or withdrawal at any time, and should be evaluated independently of any other rating.

(2)	We expect that delivery of the notes will be made against payment thereof on or about the closing date specified in this communication, which will be the fifth business day following the date of pricing of the notes (this settlement cycle being referred to as “T+5”). Under Rule 15c6-1 of the U.S. Securities and Exchange Commission under the Exchange Act, trades in the secondary market generally are required to settle in three business days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade notes on the date of pricing or the next succeeding business day will be required, by virtue of the fact that the notes initially will settle in T+5, to specify an alternate settlement cycle at the time of any such trade to prevent a failed settlement. Purchasers of notes who wish to trade notes on the date of pricing or the next succeeding business day should consult their own advisor.
Capitalized terms used but not defined in this communication shall have the meaning ascribed to them in the Preliminary Offering Circular (the “Offering Circular”), dated November 1, 2010, and the Preliminary Offering Circular Supplement, dated November 5, 2010, related to the offering of the notes.
This communication is for informational purposes only and does not constitute an offer to sell, or a solicitation of an offer to buy any security. No offer to buy securities described herein can be accepted, and no part of the purchase price thereof can be received, unless the person making such investment decision has received and reviewed the information contained in the relevant prospectus or offering circular in making their investment decisions. This communication is not intended to be a confirmation as required under Rule 10b-10 of the Securities Exchange Act of 1934. A formal confirmation will be delivered to you separately. This notice shall not constitute an offer to sell or a solicitation of an offer to buy, nor shall there be any sale of the notes in any state or jurisdiction in which such offer, solicitation or sale would be unlawful. The notes will be offered and sold to qualified institutional buyers in the United States in reliance on Rule 144A under the Securities Act of 1933, as amended (the “Act”), and to persons in offshore transactions in reliance on Regulation S under the Act. The notes have not been registered under the Securities Act or any state securities laws, and may not be offered or sold in the United States or to U.S. persons absent registration or an applicable exemption from the registration requirements.

2

SCHEDULE C
Subsidiaries of Harbinger Group Inc. on the date hereof

	Percentage Ownership
Subsidiary	Held by Parent	Parent
Zap.Com Corporation	98%	Harbinger Group Inc.
Charged Productions, Inc.	100%	Harbinger Group Inc.
Zapata Corporation of America	100%	Harbinger Group Inc.
NCZI, Inc.	100%	Harbinger Group Inc.
NCZII, Inc.	100%	Harbinger Group Inc.
Zapata Investments Corporation	100%	Harbinger Group Inc.
Zapata North America Corporation	100%	Harbinger Group Inc.
Zapata America Corporation	100%	Harbinger Group Inc.
Zapata Transamerica Corporation	100%	Harbinger Group Inc.
Zapata Worldwide Corporation	100%	Harbinger Group Inc.
Subsidiaries of Harbinger Group Inc. after the Escrow Release Date

	Percentage Ownership
Subsidiary	Held by Parent	Parent
Zap.Com Corporation	98%	Harbinger Group Inc.
Charged Productions, Inc.	100%	Harbinger Group Inc.
Zapata Corporation of America	100%	Harbinger Group Inc.
NCZI, Inc.	100%	Harbinger Group Inc.
NCZII, Inc.	100%	Harbinger Group Inc.
Zapata Investments Corporation	100%	Harbinger Group Inc.
Zapata North America Corporation	100%	Harbinger Group Inc.
Zapata America Corporation	100%	Harbinger Group Inc.
Zapata Transamerica Corporation	100%	Harbinger Group Inc.
Zapata Worldwide Corporation	100%	Harbinger Group Inc.
Spectrum Brands Holdings, Inc.	54.4%	Harbinger Group, Inc.

	12.7%	Harbinger Capital Partners, LLC

	32.9%	Non-affiliated shareholders
SB/RH Holdings, LLC	100%	Spectrum Brands Holdings, Inc.
Spectrum Brands Inc.	100%	SB/RH Holdings, LLC
Russell Hobbs, Inc.	100%	Spectrum Brands, Inc.
APN Holding Company, Inc.	100%	Russell Hobbs, Inc.

Toastmaster Inc.	100%	Russell Hobbs, Inc.

Home Creations Direct Ltd.	100%	Russell Hobbs, Inc.

Salton Holdings, Inc.	100%	Russell Hobbs, Inc.

Salton Brazil Limitada	100%	Russell Hobbs, Inc.

Applica Consumer Products, Inc.	100%	APN Holding Company, Inc.

Schedule C-1

	Percentage Ownership
Subsidiary	Held by Parent	Parent
Toastmaster de Mexico S.A.	100%	Toastmaster Inc.
Salton International CV	100%	Home Creations Direct Ltd. & Salton Holdings, Inc.
Salton S.a.r.l.	100%	Salton Holdings, Inc.
HP Delaware, Inc.	100%	Applica Consumer Products, Inc.
PPC Industries Ltd.	100%	Applica Consumer Products, Inc.
Salton UK Holdings Ltd.	100%	Salton International CV
Salton Nominees Ltd.	100%	Salton International CV
Salton Hong Kong Ltd.	100%	Salton S.a.r.l.
Pifco Overseas Ltd.	100%	Salton S.a.r.l.
Salton (Australia) Pty. Ltd.	100%	Salton S.a.r.l.
Household Products Chile Comercial Limitada	100%	HP Delaware, Inc.
Applica Colombia Limitada	100%	HP Delaware, Inc.
Applica Venezuela C.A.	100%	HP Delaware, Inc.
Applica Americas, Inc.	100%	HP Delaware, Inc.
HPG LLC	100%	HP Delaware, Inc.
Applica Canada Corporation	100%	HP Delaware, Inc.
Applica Mexico Holdings, Inc.	100%	HP Delaware, Inc.
Corporacion Applica de Centro America, Inc.	100%	HP Delaware, Inc.
Remdale Investments Limited	100%	PPC Industries Ltd.
Applica Asia Limited	100%	PPC Industries Ltd.
Salton UK	100%	Salton UK Holdings Ltd. & Salton Nominees Ltd.
Salton Electrical Appliances (Shenzhen) Ltd.	100%	Salton Hong Kong Ltd.
Salton NZ, Ltd.	100%	Salton Australia, Pty. Ltd.
Applica Servicios de Mexico, S. de R.L. de C.V.	100%	HPG LLC
Maanring Holding B.V.	100%	Remdale Investments Limited
Tofino Investment Limited	100%	Remdale Investments Limited
Russell Hobbs Holdings Limited	100%	Salton UK
Applica Manufacturing, S. de R.L. De C.V	100%	Maanring Holding B.V.
Russell Hobbs Limited	100%	Russell Hobbs Holdings Ltd.
Salton Productos España SA	100%	Russell Hobbs Holdings Ltd.
Salton Italia SrL	100%	Russell Hobbs Holdings Ltd.
Pifco Ltd.	100%	Russell Hobbs Holdings Ltd.
Mountain Breeze Ltd.	100%	Russell Hobbs Holdings Ltd.
Best Products Ltd.	100%	Russell Hobbs Holdings Ltd.
Pifco Canada Ltd.	100%	Russell Hobbs Holdings Ltd.
Russell Hobbs Tower Ltd.	100%	Russell Hobbs Holdings Ltd.
DH Haden Ltd.	100%	Russell Hobbs Holdings Ltd.
Carmen Ltd.	100%	Russell Hobbs Limited
Russell Hobbs France SAS	100%	Russell Hobbs Limited
Russell Hobbs Deutschland GmbH	100%	ROV German Limited GmbH

Schedule C-2

	Percentage Ownership
Subsidiary	Held by Parent	Parent
8 in 1 Pet Products GmbH	100%	Tetra Holding GmbH
Anabasis Handelsgesellschaft GmbH	100%	VARTA Consumer Batteries GmbH & Co. KGaA
Best Way Distribuadora de Bens da Consumo Ltda.	99%	Rayovac Brasil Participações Ltda.

	1%	ROV Holding, Inc.
DB Online, LLC	100%	United Pet Group, Inc.
Distribuidora Rayovac Guatemala, S.A.	99.06%	Rayovac Overseas Corp.
	.94%	Rayovac Guatemala, S.A.
Distribuidora Rayovac Honduras, S.A.	80.40%	Rayovac Overseas Corp.

	3.80%	Rayovac Honduras, S.A.

	5.40%	Rayovac El Salvador, S.A. de C.V.

	5.20%	Rayovac Costa Rica, S.A.

	5.20%	Dist. Rayoavac Guatemala, S.A.
Distribuidora Ray-O-Vac/Varta, S.A. de C.V.	>99.99%	Rayovac Overseas Corp.
	<.01%	Rayovac Dominican Republic, S.A.
Ipojuca Empreendimentos & Participações S.A.	100%	Microlite S.A.[1]
Microlite S.A.	100%	Rayovac Brasil Participações Ltda.[2]
Minera Vidaluz S.A. de C.V.	100%	Spectrum Brands, Inc.
Ningbo Baowang Battery Co. Ltd.	100%	Rayovac PRC
Paula Grund. mbH & Co Vermietungs-KG	100% of limited partner interest	VARTA Consumer Batteries GmbH & Co. KGaA
Pile d’Alsace S.A.S.	100%	Rayovac Europe GmbH[3]
Rayovac (UK) Limited	100%	Rayovac Europe GmbH
Rayovac Argentina, S.R.L.	94.99%	Rayovac Overseas Corp.
	5.01%	Spectrum Brands, Inc.

[1]	In order to satisfy local law requirements that directors be shareholders, each of the following persons (who are either employees or legal counsel to the Company) holds one share: Donnalee Corredera, Eduard Roosli, Anthony Genito, Flavio Faria de Abreu e Silva and Carlos Alberto Moreira Lima, Jr.

[2]	In order to satisfy local law requirements that directors be shareholders, each of the following persons (who are either employees or legal counsel to the Company) holds one share: Donnalee Corredera, Eduard Roosli, Anthony Genito, Flavio Faria de Abreu e Silva and Carlos Alberto Moreira Lima Jr.

[3]	Sale/leaseback entity; GP is Paula Grundstuecksverwaltunggesllschaft mbhH, which is owned by Landesbankbaden Wurttemberg.

Schedule C-3

	Percentage Ownership
Subsidiary	Held by Parent	Parent
Rayovac Brasil Participações Ltda.	>99.99%	ROV Holding, Inc.
	<.01%	Spectrum Brands, Inc.
Rayovac Chile Sociedad Comercial Limitada	99.99%	Rayovac Overseas Corp.
	<.01%	Spectrum Brands, Inc.
Rayovac Costa Rica, S.A.	96.24%	Rayovac Overseas Corp.
	3.76%	Rayovac Honduras, S.A.
Ray-O-Vac de Mexico, S.A. de C.V.	<99.99%	Rayovac Overseas Corp.
	<.01%	James T. Lucke[4]
	<.01%	Rayovac Dominican Republic, S.A.
Rayovac Dominican Republic, S.A.	99.99%	Rayovac Overseas Corp.
	.01%	Rayovac Guatemala, S.A.
Rayovac El Salvador, S.A. de C.V.	94.69%	Rayovac Overseas Corp.
	5.31%	Rayovac Costa Rica, S.A.
Rayovac Europe GmbH	94.9%	Spectrum Brands Europe GmbH
	5.1%	VARTA Consumer Batteries GmbH & Co. KGaA
Rayovac Europe Limited	100%	Rayovac (UK) Limited
Rayovac Far East Limited	99.90%	ROV Holding, Inc.[5]
Rayovac Foreign Sales Corporation	99.90%	Spectrum Brands, Inc.
	.10%	ROV Holding, Inc.
Rayovac Guatemala, S.A.	96.24%	Rayovac Overseas Corp.
	3.76%	Distribuidora Rayovac Guatemala, S.A.

[4]	Spectrum Brands, Inc.’s former General Counsel.

[5]	To satisfy then-existing local law requirements, CHYY Nominee Ltd. (service company) owns one share.

Schedule C-4

	Percentage Ownership
Subsidiary	Held by Parent	Parent
Rayovac Honduras, S.A.	80.31%	Rayovac Overseas Corp.
	5.31%	Rayovac El Salvador, S.A. de C.V.
	5.31%	Rayovac Costa Rica, S.A.
	5.31%	Rayovac Guatemala, S.A.
	3.76%	Distribuidora Rayovac Honduras, S.A.
Rayovac Overseas Corp.	100%	ROV Holding, Inc.
Rayovac PRC	100%	Spectrum Brands Mauritius Limited
Rayovac Venezuela, S.A.	100%	Rayovac Overseas Corp.
Rayovac-Varta S.A.	97.68%	Rayovac Overseas Corp.
	1.61%	Rayovac Venezuela S.A
	.70%	Rayovac Dominican Republic
	<.01	Jose Vicente Zapata Lugo[6]
	<.01	Ray-O-Vac de Mexico S.A. de C.V.
	<.01	Rayovac Guatemala S.A.
Remington Asia	100%	Spectrum Brands Asia, as trustee for Spectrum China Business Trust
Remington Consumer Products (Ireland) Ltd.	100%	Rayovac (UK) Limited
Remington Consumer Products	100%	Rayovac Europe Limited
Remington Products Australia Pty. Ltd.	100%	ROV Holding, Inc.
Remington Products New Zealand Ltd.	100%	Remington Products Australia Pty. Ltd.
ROV German General Partner GmbH	100%	Rayovac Europe GmbH
ROV German Limited GmbH	100%	Rayovac Europe GmbH
ROV Holding, Inc.	100%	Spectrum Brands, Inc.
ROV International Finance Company	100%	ROV Holding, Inc.
ROVCAL, Inc.	100%	Spectrum Brands, Inc.
Schultz Company	100%	United Industries Corporation
Spectrum Brands (Hong Kong) Limited	100%	Rayovac PRC

[6]	Local counsel owns shares per Colombian law.

Schedule C-5

	Percentage Ownership
Subsidiary	Held by Parent	Parent
Spectrum Brands (Shenzhen) Ltd.	100%	Rayovac PRC
Spectrum Brands Asia	100%	ROV Holding, Inc.
Spectrum Brands Canada, Inc.	100%	ROV Holding, Inc.
Spectrum Brands Europe GmbH	100%	VARTA B.V.
Spectrum Brands HK1 Limited	100%	Spectrum Brands Asia
Spectrum Brands HK2 Limited	100%	Spectrum Brands Asia
Spectrum Brands Holding B.V.	97%	ROV Holding, Inc.
	3%	Spectrum Brands, Inc.
Spectrum Brands Lux Sarl	100%	Spectrum Brands Holding B.V.
Spectrum Brands Mauritius Limited	100%	Spectrum Brands Asia, as trustee for Spectrum China Business Trust
Spectrum Brands Schweiz GmbH	100%	Spectrum Brands Lux Sarl
Spectrum China Business Trust	81% beneficiary	Spectrum Brands HK1 Limited
	19% beneficiary	Spectrum Brands HK2 Limited
Spectrum Jungle Labs Corporation	100%	United Pet Group, Inc.
Spectrum Neptune U.S. Holdco Corporation	100%	United Industries Corporation
Tetra (UK) Limited	100%	Rayovac Europe Limited
Tetra Aquatic Asia Pacific Private Limited	100%	ROV Holding, Inc.
Tetra France S.A.S.	100%	Pile d’Alsace S.A.S.
Tetra GmbH	100%	Tetra Holding GmbH
Tetra Holding (US), Inc.	100%	United Pet Group, Inc.
Tetra Holding GmbH	94.9%	Spectrum Brands Europe GmbH
	5.1%	Tetra GmbH
Tetra Italia S.r.L.	100%	VARTA Batterie S.r.L.
Tetra Japan K.K.	100%	ROV Holding, Inc.
United Industries Corporation	100%	Spectrum Brands, Inc.
United Pet Group, Inc.	100%	Spectrum Brands, Inc.
United Pet Polska SP.z.o.o.	99.99%	Tetra GmbH
	.10%	8 in 1 Pet Products GmbH
VARTA B.V.	100%	Spectrum Brands Lux Sarl
VARTA Baterie Spol. S.R.O.	98%	Rayovac Europe GmbH
	2%	ROV German Limited GmbH
VARTA BATERIE spol. s.r.o.	99%	VARTA Batterie Ges.m.b.H
	1%	Rayovac Europe GmbH
VARTA Batterie Ges. m.b.H.	100%	VARTA B.V.
VARTA Batterie S.r.L.	100%	Rayovac Europe GmbH
VARTA Batterie Sp. z.o.o	100%	Rayovac Europe GmbH
Varta Consumer Batteries A/S	100%	Rayovac Europe GmbH

Schedule C-6

	Percentage Ownership
Subsidiary	Held by Parent	Parent
VARTA Consumer Batteries GmbH & Co. KGaA	100% of limited partner interests	ROV German Limited GmbH
	100% of general partner interests	ROV German Partner GmbH
VARTA Ltd.	100%	Rayovac Europe Limited
VARTA Pilleri Ticaret Ltd. Sirketi	99.99%	Rayovac Europe GmbH
	.01%	ROV German Limited GmbH
VARTA Rayovac Remington S.r.L.	51%	VARTA Batterie Ges.m.b.H
	49%	VARTA S.A.
VARTA Remington Rayovac d.o.o.	100%	VARTA Batterie Ges. m.b.H.
VRR Bulgaria Food	100%	VARTA Batterie Ges. m.b.H.
VARTA Remington Rayovac Finland Oy	100%	VARTA B.V.
VARTA Remington Rayovac Norway AS	100%	VARTA B.V.
VARTA Remington Rayovac Portugal Unipessoal Lda	100%	VARTA B.V.
VARTA Remington Rayovac Spain S.L.	100%	VARTA B.V.
VARTA Remington Rayovac Sweden AB	100%	VARTA B.V.
VARTA Remington Rayovac Trgovina d.o.o.	100%	VARTA Batterie Ges. m.b.H.
VARTA S.A.S.	100%	Pile d’Alsace S.A.S.
VARTA-Hungaria Kereskedeimi es Szolgaltato KFT	100%	Rayovac Europe GmbH
ZAO “Spectrum Brands” Russia	99%	VARTA B.V.
	1%	ROV German Limited GmbH
Zoephos International N.V.	100%	ROV Holding, Inc.

Schedule C-7

SCHEDULE D
Material Agreements of Harbinger Group Inc.
1. Contribution and Exchange Agreement, dated as of September 10, 2010, by and among Harbinger Group Inc., Harbinger Capital Partners Master Fund I, Ltd., Harbinger Capital Partners Special Situations Fund, L.P. and Global Opportunities Breakaway Ltd.
2. Registration Rights Agreement, dated as of September 10, 2010, by and among Harbinger Group Inc., Harbinger Capital Partners Master Fund I, Ltd., Harbinger Capital Partners Special Situations Fund, L.P. and Global Opportunities Breakaway Ltd.
3. Joinder to Registration Rights Agreement, dated as of September 10, 2010, by and among Spectrum Brands Holdings, Inc., Harbinger Capital Partners Master Fund I, Ltd., Harbinger Capital Partners Special Situations Fund, L.P., Global Opportunities Breakaway Ltd., Avenue International Master, L.P., Avenue Investments, L.P., Avenue Special Situations Fund IV, L.P., Avenue Special Situations Fund V, L.P., and Avenue-CDP Global Opportunities Fund, L.P.
4. Joinder to Stockholder Agreement, dated as of September 10, 2010, by and among Spectrum Brands Holdings, Inc., Harbinger Capital Partners Master Fund I, Ltd., Harbinger Capital Partners Special Situations Fund, L.P. and Global Opportunities Breakaway Ltd.
5. Form of lock-up letter to be delivered by Harbinger Group Inc., a Delaware corporation from Harbinger Capital Partners Master Fund I, Ltd., Harbinger Capital Partners Special Situations Fund, L.P. and Global Opportunities Breakaway Ltd. to Harbinger Group Inc.
6. Agreement and Plan of Merger, dated as of November 4, 2009, by and between Zapata Corporation, a Nevada corporation, and Harbinger Group Inc., a Delaware corporation.
7. Management and Advisory Services Agreement, entered into as of March 1, 2010, by and between Harbinger Capital Partners LLC, a Delaware limited liability company, and Harbinger Group Inc.
Material Agreements of Spectrum Brands Holdings, Inc.
1. Agreement and Plan of Merger dated as of February 9, 2010 among Russell Hobbs, Inc., Spectrum Brands, Inc., Spectrum Brands Holdings, Inc., Grill Merger Corp., and Battery Merger Corp.
2. Amendment to Agreement and Plan of Merger dated as of March 1, 2010 by and among Russell Hobbs, Inc., Spectrum Brands, Inc., Spectrum Brands Holdings, Inc., Grill Merger Corp. and Battery Merger Corp.
3. Second Amendment to Agreement and Plan of Merger, dated as of March 26, 2010, by and among Spectrum Brands, Inc., Russell Hobbs, Inc., Spectrum Brands Holdings, Inc., Battery Merger Corp. and Grill Merger Corp.
4. Third Amendment to Agreement and Plan of Merger, dated as of April 30, 2010, by and among Spectrum Brands, Inc., Russell Hobbs, Inc., Spectrum Brands Holdings, Inc., Battery Merger Corp., and Grill Merger Corp.
5. Registration Rights Agreement dated as of February 9, 2010 by and among Spectrum Brands Holdings, Inc., Harbinger Capital Partners Master Fund I, Ltd., Harbinger Capital Partners Special Situations Fund, L.P., Global Opportunities Breakaway Ltd., Avenue International Master, L.P., Avenue Investments, L.P., Avenue Special Situations Fund IV, L.P., Avenue Special Situations Fund V, L.P., and Avenue-CDP Global Opportunities Fund, L.P.
6. Indenture governing the 12% Senior Subordinated Toggle Notes Due 2019, dated as of August 28, 2009, by and among Spectrum Brands, Inc., the guarantors named therein and U.S. Bank National Association, as trustee.

Schedule D-1

7. Supplemental Indenture dated as of March 15, 2010 to the indenture governing the 12% Senior Subordinated Toggle Notes Due 2019, dated as of August 28, 2009, by and among Spectrum Brands, Inc., the guarantors named therein and U.S. Bank National Association, as trustee.
8. Second Supplemental Indenture dated as of June 15, 2010 to the indenture governing the 12% Senior Subordinated Toggle Notes Due 2019, dated as of August 28, 2009, by and among Spectrum Brands, Inc., Battery Merger Corp. and U.S. Bank National Association, as trustee.
9. Third Supplemental Indenture dated as of June 16, 2010 to the indenture governing the 12% Senior Subordinated Toggle Notes Due 2019, dated as of August 28, 2009, by and among Spectrum Brands, Inc., Russell Hobbs, Inc. and U.S. Bank National Association, as trustee.
10. Letter Agreement dated March 1, 2010 by and among Harbinger Capital Partners Master Fund I, Ltd., Harbinger Capital Partners Special Situations Fund, L.P., Global Opportunities Breakaway Ltd., and Spectrum Brands, Inc.
11. Limited Guarantee dated as of February 9, 2010 by Harbinger Capital Partners Master Fund I, Ltd. in favor of Spectrum Brands, Inc.
12. Stockholder Agreement dated as of February 9, 2010 by and among Harbinger Capital Partners Master Fund I, Ltd., Harbinger Capital Partners Special Situations Fund, L.P., Global Opportunities Breakaway Ltd., and Spectrum Brands Holdings, Inc.
13. Indenture governing the 9.500% Senior Secured Notes due 2018, dated as of June 16, 2010, by and among Spectrum Brands, Inc., the guarantors named therein and US Bank National Association, as trustee.
14. Credit Agreement dated as of June 16, 2010, by and among Spectrum Brands, Inc. and certain of its domestic subsidiaries, as borrowers, the lenders party thereto and Credit Suisse AG, as administrative agent.
15. Subsidiary Guaranty dated as of June 16, 2010, by and among the subsidiaries of Spectrum Brands, Inc. party thereto, certain additional subsidiary guarantors described therein and Credit Suisse AG, as administrative agent.
16. Guaranty dated as of June 16, 2010, by and among SB/RH Holdings, LLC and Credit Suisse AG, as administrative agent.
17. Security Agreement dated as of June 16, 2010, by and among Spectrum Brands, Inc., SB/RH Holdings, LLC, the other grantors party thereto and Wells Fargo Bank, National Association, as collateral trustee.
18. Loan and Security Agreement dated as of June 16, 2010, by and among Spectrum Brands, Inc. and certain of its domestic subsidiaries, as borrowers, the lenders party thereto and Bank of America, N.A., as administrative agent.
19. Guaranty dated as of June 16, 2010, by and among the guarantors described therein and Bank of America, N.A., as administrative agent.

Schedule D-2

20. Collateral Trust Agreement dated as of June 16, 2010, by and among Spectrum Brands, Inc., SB/RH Holdings, LLC, the other grantors party thereto, Credit Suisse AG, Cayman Islands Branch, as administrative agent, U.S. Bank National Association, as indenture trustee, and Wells Fargo Bank, National Association, as collateral trustee.
21. Intercreditor Agreement dated as of June 16, 2010, by and among Spectrum Brands, Inc., SB/RH Holdings, LLC, the other grantors party thereto, Bank of America, N.A., as ABL agent, and Wells Fargo Bank, National Association, as term/notes agent.
22. Trademark Security Agreement dated as of June 16, 2010, by and among the loan parties party thereto and Wells Fargo Bank, National Association, as collateral trustee.
23. Copyright Security Agreement dated as of June 16, 2010, by and among the loan parties party thereto and Wells Fargo Bank, National Association, as collateral trustee.
24. Patent Security Agreement dated as of June 16, 2010, by and among the loan parties party thereto and Wells Fargo Bank, National Association, as collateral trustee.

Schedule D-3